[EXHIBIT 11.1 - Statement Regarding Compuation of Earnings per Share]



                 RUSSELL BEDFORD STEFANOU MIRCHANDANI, LLP
                      CERTIFIED PUBLIC ACCOUNTANTS

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                        LOSSES PER COMMON SHARE



The following table presents the computation of basic and diluted loss per share:


                                                    2002              2001
                                                -------------     -------------

Net loss available for common shareholders      $  (1,658,117)     $(1,251,473)
                                                =============     =============

Basic and fully diluted loss per share          $       (0.19)     $     (0.15)
                                                =============     =============

Weighted average common shares outstanding          8,887,915         8,438,506
                                                =============     =============